CONSULTING AGREEMENT


      CONSULTING AGREEMENT dated as of November 7, 2005, by and between bioMETRX, Inc. ("Parent"), a Delaware corporation, SmartTOUCH Medical, Inc., a Delaware corporation ("Subsidiary"), both with offices at 933 South Service Road, Suite 111, Jericho, New York 11753 and Wendy Borow-Johnson ("Consultant") with a mailing address of ______________________________________________.

                              W I T N E S S E T H:

      WHEREAS, Subsidiary is a wholly owned subsidiary of Parent.

      WHEREAS, Subsidiary and Parent on the one hand and Consultant wish to enter into an agreement wherein Subsidiary desires to retain Consultant and Consultant desires to act as a Consultant to Subsidiary, subject to and upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1. Consultancy. Subsidiary hereby retains Consultant and Consultant hereby agrees to act as a Consultant to Subsidiary. Consultant shall perform such services for Subsidiary as agreed with the Board of Directors of Parent and Subsidiary from time to time (the "Consulting Services") including, but not limited to, the services specified in Appendix A to this agreement. The Consultant shall exercise its own reasonable judgment and employ such means as it, in good faith, determines are reasonable in performing the Consulting Services, and Subsidiary and Parent will not exercise any control over the methods or means employed by the Consultant in performing the Consulting Services. The Consulting Services shall be performed at such times and at such locations as Consultant shall determine.

2. Independent Contract or Status. It is understood and agreed that in the performance of the Consulting Services by the Consultant hereunder, it is acting as an independent contractor and not in any way as an employee or agent of Subsidiary or Parent. The Consultant will determine the hours of work necessary to complete its services to the Subsidiary and is not required to work any specified number of hours in any week. Any time off, including weekends and vacation, will be solely and entirely at the discretion of the Consultant. The Consultant may be required upon request of the Board to submit to Subsidiary written or oral reports regarding its activities. Consultant is not an employee of the Parent or Subsidiary for purposes of worker's compensation, unemployment insurance, medical; disability and group life insurance and the Consultant is not eligible to participate in any welfare, pension, profit sharing or fringe benefit plan or arrangement of Parent or Subsidiary.
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3. Consulting Fees. During the Term, as full compensation for the Consulting
   Services, Subsidiary and Parent shall pay to the Consultant a consulting fee as described in Appendix A to this document. In addition to the Base Fee, the Consultant shall be paid such additional compensation as shall be determined from time to time by the Board of Directors of Parent and approved by the Board of Directors of Parent as provided for in Appendix A. It is understood that Parent will not withhold any income taxes, unemployment taxes or other taxes and that the Consultant is solely responsible for paying and reporting all taxes, including income taxes and estimates thereof for itself and all employees, agents or contractors. Parent will report to the appropriate tax authorities the amounts paid to the Consultant and, even though the Consultant is an independent contractor, if Parent is required by law, or is advised by its accountants or attorneys that it is required by law to deduct for withholding, or other taxes, it shall be free to do so, which taxes if not previously deducted shall be reclaimable from the Consultant.

4. Expenses. In addition to the consulting fees provided for in Section 3 above, Subsidiary shall reimburse the Consultant for reasonable costs and expenses incurred by the Consultant in performing the Consulting Services, subject to review by the Board of Directors of Subsidiary and Parent or a senior officer of Parent designated by the Board of Directors of Parent.

5. Use of Parent's or Subsidiary's Facilities. The Consultant is not required to use the office facilities of Parent or Subsidiary in performing the Consulting Services hereunder.

6. Term. The term of this Agreement shall commence as of ____________, 2005 and shall continue for a period of two (2) years (the "Term").

7. Termination.

7.1 The Parent/Subsidiary or Consultant may terminate this Agreement in the event the other party fails to perform in accordance with the provisions of this Agreement.
7.2 The Parent/Subsidiary may terminate this Agreement, at any time, upon thirty (30) days written notice, to Consultant for any reason whatsoever.
7.3 Upon termination Consultant shall cease all provision of services and no invoice shall be made for services performed after notice of suspension or termination. Upon termination, during the first year, for any reason the Consultant, shall only receive such compensation that has been paid and or issued to Consultant as of the date of termination.
7.4 Termination of this Agreement or a portion of any services hereunder except for breach of this agreement by Consultant shall not prejudice or affect the rights or remedies of either Parent/Subsidiary or Consultant against the other in respect of any breach of the Agreement which occurred before the effective date of termination and shall not prejudice the rights and remedies of Consultant in respect of any sum or sums of money owed or owing from Parent/Subsidiary.


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8. Disclaimers and Limitations of Liability. It is expressly understood and agreed that Parent/Subsidiary shall NOT be responsible nor liable for any loss, damage, penalty, or the like, financial or otherwise, caused by:

      (i) failure by any Consultant, advisor, contractor, supplier, or any other persons, individuals or firms NOT employed by Parent/Subsidiary to discharge its contractual obligations; or

      (ii) any delay, modification, or suspension of the time schedule for performing the services hereunder whether agreed or not agreed with Consultant, which is NOT the responsibility of Parent/Subsidiary, its agents, or Consultants; or

      (iii) any negligent work carried out by the Consultant or by any third party other than Parent/Subsidiary, its agents, or sub-Consultants, or employees; or

      (iv) the failure of any person NOT employed or contracted with by Parent/Subsidiary to discharge any legal duty or obligation whatsoever.

9. Confidentiality. The Consultant hereby agrees that during and after the term of this Agreement, neither it nor any others retained by the Consultant to perform some or all of the services to be performed hereunder, will divulge any confidential or proprietary information belonging to Parent/Subsidiary or any company associated with Parent/Subsidiary or to any customer of Parent/Subsidiary and neither the Consultant nor any other person retained by the Consultant will make available to others any Parent/Subsidiary or account list, price list, business plan, trade secret, document, file, paper or data of any kind, in whatever form embodied, concerning the business or financial affairs of Parent/Subsidiary, its associated companies, or its customers or remove any of the foregoing from the premises of Parent/Subsidiary.

10. Assignment. Except as otherwise provided herein, the Consultant may not assign this Agreement or delegate any of its obligations hereunder, without the prior written consent of Subsidiary and Subsidiary may not assign this Agreement, or delegate any of its obligations hereunder, without the prior written consent of the Consultant. Any assignment or delegation in violation of the provisions hereof shall be void and of no effect.

11. Entire Agreement; Modification; Binding Effect. This Agreement constitutes the entire agreement between the Consultant and Parent/Subsidiary and supersedes all prior understandings and agreements concerning the subject matter hereof. This Agreement (including this provision against oral modification) may not be changed or terminated, and no provision hereof may be waived orally. No modification, waiver or termination hereof shall be binding upon either party unless in writing and signed by or on behalf of the party against which the modification, waiver or termination is asserted. This Agreement shall be binding upon and shall enure to the benefit of the Consultant and Parent/Subsidiary, their successors and permitted assigns.


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12. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered personally, or, if sent by registered or certified mail, postage pre-paid, return receipt requested, addressed to the party intended to receive such notice at the address set forth above, or such other address as such party may indicate in the manner provided for notices herein. Any notice or communication shall be deemed to have been given upon the date personally delivered or, if mailed, the earlier of the date it is received and three (3) days after the date so mailed.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      IN WITNESS WHEREOF, the parties have signed this Agreement as of the date above written.

                              BIOMETRX, INC.
                              (Parent)


                               By:  /s/ Mark Basile
                                  ----------------------------------
                                     Name:      Mark Basile
                                     Position:     C.E.O.


                            SMARTTOUCH MEDICAL, INC.
                              (Subsidiary)


                               By:  /s/ Mark Basile
                                  ----------------------------------
                                     Name:      Mark Basile
                                     Position:     C.E.O.


                              CONSULTANT:



                                By:  /s/ Wendy Borow-Johnson
                                   ----------------------------------
                                     Wendy Borow-Johnson


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                                   APPENDIX A

App. 1 : Consulting Fees: The Parent shall issue to Consultant upon the execution of this Agreement Two Hundred and Fifty Thousand (250,000) shares of the Parent's common stock. Upon the one (1) year anniversary of this Consulting Agreement, the Parent shall issue to Consultant and additional Two Hundred Fifty Thousand (250,000) shares of its common stock.

App. 2 : In addition to the issuance of shares described above, the Consultant shall be paid such additional compensation as shall be determined from time to time by the Board of Directors of Parent.

App. 3 : The Consultant shall provide services to Subsidiary which shall include, but not be restricted to, those functions commonly associated with the role of President.

App. 4 : Stock Option: In the event the Parent spins off the subsidiary, the Consultant shall have the right to acquire a 20% stake in Subsidiary for an aggregate purchase price of $10,000.

App. 5 : Severance: In the event this Agreement is terminated at any time prior to the first anniversary, the Consultant shall retain the initial Two Hundred and Fifty Thousand (250,000) shares of the Parent's common stock and not be entitled to any further compensation. In the event his Agreement is terminated at any time during the second year, the Consultant shall retain the second Two Hundred and Fifty Thousand (250,000) shares and not be entitled to any further compensation. In either event, if this Agreement is terminated, the stock option described immediately above shall be terminated and cancelled.

App 6 : Travel, Entertainment, and Living Expenses. Consultant is authorized to incur reasonable travel and entertainment, expenses on behalf of the Parent/Subsidiary. These expenses shall be reimbursed by the Parent/Subsidiary within 30 days of submission of relevant invoices.


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